Exhibit 99.1

Precision BioSciences Appoints Melinda Brown to Board of Directors

New Director Brings Proven Financial and Leadership Experience

Fifth Director Added to the Board of Directors Since April 2021

DURHAM, N.C., May 31, 2022 -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage gene editing company developing ARCUS®-based ex vivo allogeneic CAR T and in vivo gene editing therapies, today announced that Melinda Brown has been appointed as a Director on the Company’s Board of Directors and Chair of the Board’s Audit Committee. Ms. Brown is a financial expert with proven experience leading accounting, finance and enterprise risk management teams in large, public companies.

“Melinda is an exceptional finance executive who brings decades of accounting and enterprise risk management experience with publicly traded global companies to the Precision BioSciences’ Board,” said Kevin Buehler, Chairman of the Board of Directors at Precision BioSciences. “Melinda’s significant experience includes leading complex business and technology transformations, mergers and acquisitions, integrations and divestitures, and capital market financings. Melinda’s expertise complements the diverse experiences of the Precision BioSciences’ Board of Directors, which benefitted from the addition of four other board members since April 2021, including directors with clinical, scientific, legal and commercial expertise.”

“I am looking forward to joining the Board of Directors of Precision BioSciences. It is an exciting time for Precision, and I am eager to be part of the team that has the potential to address the significant unmet medical needs of patients suffering from cancer and genetic diseases through their efforts to realize the potential of its premier genome editing platform, ARCUS.” commented Ms. Brown.

Ms. Brown most recently served as Senior Vice President and Controller of Tapestry, Inc. from September 2012 until her retirement in March 2019. In this capacity, she led, redefined, and enhanced the global control function, as well as participated as a key member in the leadership team supporting Tapestry’s significant growth initiatives, including the acquisition and integration of Kate Spade and Stuart Weitzman brands and their multi-functional SAP implementation.  Prior to Tapestry, Ms. Brown spent 30 years with PepsiCo, Inc. In her last role, she was Senior Vice President, Global Financial Shared Services and Productivity where she led North American shared services centers, developed PepsiCo’s global finance outsourcing strategy and coordinated global efforts by the Company to deliver multi-year productivity commitments.  During her tenure she was the business lead for PepsiCo’s North America multi-functional, multi-business SAP implementation, including overseeing change management, controls development, risk management and mitigation, external reporting, including SEC reporting, and Sarbanes-Oxley control design, implementation and execution.  Her resume also includes significant experience as an operating controller of sizeable multi- product consumer goods and in capital financing and mergers and acquisitions.

Ms. Brown is Chair of The University of Connecticut Foundation, Incorporated Board of Directors where she previously served as their Audit Committee Chair and member of their Executive and Finance Committees. She is also currently the Chief Financial Officer of The Draft Network.  Ms. Brown began her career at Coopers Lybrand followed by the Financial Accounting Standards Board. She received a Bachelor’s of Science in accounting and her Masters of Business Administration from the University of Connecticut. She is a Certified Public Accountant and member of the American Institute of CPAs (AICPA) and Connecticut Society of CPAs.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly precise and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple ex vivo “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene editing candidates designed to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Investor Contact:

Mei Burris

Director, Investor Relations and Finance

Mei.Burris@precisionbiosciences.com

Media Contact:

Maurissa Messier

Senior Director, Corporate Communications

Maurissa.Messier@precisionbiosciences.com